Exhibit 1.1

20,000,000 COMMON UNITS

CHESAPEAKE GRANITE WASH TRUST

CHESAPEAKE ENERGY CORPORATION

COMMON UNITS REPRESENTING BENEFICIAL INTERESTS

UNDERWRITING AGREEMENT

November 10, 2011

20,000,000 Common Units

CHESAPEAKE GRANITE WASH TRUST

CHESAPEAKE ENERGY CORPORATION

UNDERWRITING AGREEMENT

November 10, 2011

Morgan Stanley & Co. LLC

Raymond James & Associates, Inc.

As Representatives of the several underwriters

named in Schedule 1 attached hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

Chesapeake Granite Wash Trust, a statutory trust formed under the laws of the State of Delaware (the “Trust”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 20,000,000 common units representing beneficial interest in the Trust (the “Common Units”). The aggregate of 20,000,000 Common Units to be purchased from the Trust are referred to in this Agreement as the “Firm Units.” The Trust also proposes to issue and sell to the several Underwriters not more than 3,000,000 additional Common Units (the “Additional Units”) if and to the extent that the Underwriters shall determine to exercise the right to purchase such Additional Units granted to the Underwriters in Section 2 hereof. The Firm Units and the Additional Units are collectively referred to in this Agreement as the “Units.” Morgan Stanley & Co. LLC (“Morgan Stanley”) and Raymond James & Associates, Inc. are acting as the representatives of the several Underwriters and in such capacity are referred to in this Agreement as the “Representatives.”

It is understood and agreed by all parties hereto that Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), has caused the formation of the Trust and will convey, or cause to be conveyed, to the Trust (a) overriding royalty interests entitling the Trust to receive 90% of the proceeds (after deducting certain post-production expenses) from the sale of production of oil, natural gas liquids and natural gas attributable to the Company’s net revenue interest in certain horizontal wells (the “Producing Wells”) producing from the Colony Granite Wash play located in Washita County in Oklahoma (the “PDP Royalty Interest”) and (b)

overriding royalty interests entitling the Trust to receive 50% of the proceeds (after deducting certain post-production expenses) from the sale of production of oil, natural gas liquids and natural gas attributable to the Company’s net revenue interest in certain horizontal development wells (the “Development Wells”) to be drilled exclusively in the Colony Granite Wash play on properties within a specified area of mutual interest (as such area may be extended pursuant to the Development Agreement (as defined below), the “AMI,” and such royalty interests, the “Development Royalty Interest”) in exchange for, in the aggregate, (i) the net proceeds from the public offering of the Firm Units contemplated hereby, (ii) 15,062,500 Common Units (which includes the Additional Units to be retained by the Trust pursuant to Section 2 of this Agreement), (iii) 11,687,500 subordinated units representing beneficial interests in the Trust (the “Subordinated Units,” and together with the Common Units, the “Trust Units”) and (iv) the right to receive Incentive Distributions, as such term is defined in the Trust Agreement (as defined below) (the “Incentive Distribution Rights”). The Trust Units to be received by the Company or its designee from the Trust, including the Additional Units retained by the Trust pursuant to Section 2 of this Agreement, are referred to herein as the “Sponsor Units.” As used herein, the term “Underlying Properties” means those properties owned by the Company from which the Company will convey, or cause the conveyance of, the PDP Royalty Interest and the Development Royalty Interest to the Trust.

It is further understood and agreed to by all parties hereto that the following transactions have occurred or will occur on or before the Initial Closing Date (as defined below):

(a) The Company will cause Chesapeake Exploration L.L.C., an Oklahoma limited liability company and an indirect wholly owned subsidiary of the Company (“Chesapeake Exploration”), to convey to Chesapeake E&P Holding Corporation, an Oklahoma corporation and an indirect wholly owned subsidiary of the Company (the “Assignee” and together with the Company and Chesapeake Exploration, the “Chesapeake Entities”), (i) pursuant to a Term Overriding Royalty Interest Conveyance (PDP) (the “PDP Term Conveyance”), a term overriding royalty interest entitling the holder of the interest to receive 45% of the proceeds from the sale of production of oil, natural gas liquids and natural gas attributable to Chesapeake Exploration’s net revenue interest in the Producing Wells (after deducting Chargeable Costs (as defined in the PDP Term Conveyance)) for a period of 20 years commencing on July 1, 2011 (the “Term PDP Royalty”) and (ii) pursuant to a Term Overriding Royalty Interest Conveyance (PUD) (the “PUD Term Conveyance”, and together with the PDP Term Conveyance, the “Term Conveyances”), a term overriding royalty interest entitling such holder of the interest to receive 25% of the proceeds from the sale of the production of oil, natural gas liquids and natural gas attributable to Chesapeake Exploration’s net revenue interest in the Development Wells (after deducting Chargeable Costs (as defined in the PUD Term Conveyance)) for a period of 20 years commencing on July 1, 2011 (the “Term PUD Royalty” and, together with the Term PDP Royalty, the “Term Royalties”). The consideration provided by Assignee to Chesapeake Exploration in respect of the Term Royalties shall be a demand note in the principal amount equal to the value attributable to the Term Conveyances (the “Demand Note”).

(b) The Company will cause Chesapeake Exploration to convey to the Trust, (i) pursuant to a Perpetual Overriding Royalty Interest Conveyance (PDP) (the “PDP Perpetual Conveyance”), a perpetual overriding royalty interest entitling the Trust to receive 45% of the proceeds from the sale of oil, natural gas liquids and natural gas production attributable to Chesapeake Exploration’s net revenue interest in the Producing Wells (after deducting Chargeable Costs (as defined in the PDP Perpetual Conveyance)) (the “Perpetual PDP Royalty”) and (ii) pursuant to a Perpetual Overriding Royalty Conveyance (PUD) (the “PUD Perpetual Conveyance”, and together with the PDP Perpetual Conveyance, the “Perpetual Conveyances”), a perpetual overriding royalty interest entitling the Trust to receive 25% of the proceeds from the sale of production of oil, natural gas liquids and natural gas attributable to Chesapeake Exploration’s net revenue interest in the Development Wells (after deducting Chargeable Costs (as defined in the PUD Perpetual Conveyance)) (the “Perpetual PUD Royalty” and, together with the Perpetual PDP Royalty, the “Perpetual Royalties”). The consideration provided by the Trust to Chesapeake Exploration in respect of the Perpetual Royalties shall be (i) the Sponsor Units, (ii) the net proceeds from the public offering of the Firm Units in excess of the principal amount of the Demand Note, and (iii) the Incentive Distribution Rights.

(c) Pursuant to that certain Assignment of Term Overriding Royalty Interests (the “Assignment and Conveyance” and, together with the Term Conveyances and the Perpetual Conveyances and any related bills of sale, conveyances and similar documents in connection therewith, the “Conveyance Documents”) by and between Assignee and the Trust, Assignee will assign the Term Royalties to the Trust in exchange for an amount equal to the principal amount of the Demand Note, which shall be paid from the net proceeds from this offering (assuming no exercise of the right to purchase Additional Units granted to the Underwriters in Section 2 hereof). Assignee will use such proceeds to repay the Demand Note to Chesapeake Exploration.

(d) The public offering of the Firm Units contemplated hereby will be consummated;

(e) The Trust Agreement of the Trust by and among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and The Corporation Trust Company, as Delaware trustee (the “Delaware Trustee”), as amended to the date hereof (the “Organizational Trust Agreement”), shall be amended and restated (as so amended and restated, the “Trust Agreement”).

(f) The Company will novate and assign to the Trust certain hedging arrangements and the Trust will enter into such hedging arrangements and pledge certain collateral thereunder (the agreements, instruments, mortgage and other documents relating thereto, the “Hedge Documentation”), in each case on terms described in the Registration Statement, the Prospectus and the Time of Sale Information (each as defined below).

(g) The Company and the Trust will enter into an Administrative Services Agreement outlining the provision of administrative services to the Trust by the Company and its compensation therefor (the “Administrative Services Agreement”).

(h) The Company, Chesapeake Exploration and the Trust will enter into a Development Agreement outlining the Company’s drilling and other obligations to the Trust with respect to the Development Wells (the “Development Agreement”).

(i) Chesapeake Exploration will execute a mortgage and grant to the Trust a mortgage lien and security interest on Chesapeake Exploration’s interest in the AMI (except the Producing Wells and any other wells which are not subject to the Royalty Interests) (the “Drilling Support Mortgage”, and together with all UCC-1 Financing Statements and other documentation in connection with and necessary to perfect the Drilling Support Mortgage, the “Mortgage Documentation”) in order to secure the Company’s and Chesapeake Exploration’s drilling obligation under the Development Agreement.

(j) The Trust will enter into a registration rights agreement with the Company and Chesapeake Exploration relating to the Sponsor Units (the “Registration Rights Agreement”).

(k) If the Underwriters exercise their right to purchase Additional Units from the Trust in accordance with Section 2 hereof, the Trust will deliver the net proceeds of such sale plus any Additional Units not purchased by the Underwriters pursuant to this Agreement to the Company as partial consideration for the conveyance of the Perpetual Royalties.

The transactions contemplated above are referred to herein as the “Transactions.”

The “Conveyances” shall mean the Term Conveyances and the Perpetual Conveyances.

The “Transaction Documents” shall mean this Agreement, the Conveyance Documents, the Mortgage Documentation, the Administrative Services Agreement, the Development Agreement, the Hedge Documentation, the Demand Note and the Registration Rights Agreement.

The “Organizational Documents” shall mean the Organizational Trust Agreement, the Trust Agreement, the Certificate of Trust of the Trust filed with the Delaware Secretary of State on June 29, 2011 (the “Certificate of Trust”), the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, the Articles of Organization and the Second Amended and Restated Operating Agreement of Chesapeake Exploration and the Certificate of Incorporation and the Bylaws of Assignee.

The “Operative Agreements” shall mean the Transaction Documents, the Organizational Trust Agreement and the Trust Agreement.

1. Representations and Warranties.

1.1 Of the Company and the Trust. The Company and the Trust hereby jointly and severally represent and warrant to, and agree with, each Underwriter on the date hereof, and shall be deemed to jointly and severally represent and warrant to each Underwriter on each Closing Date, that (provided that the representations and warranties in Section 1.1(cc), (ee) and (gg), solely to the extent such representations and warranties relate to the trustee of the Trust, are made solely by the Trust):

(a) Registration Statement. The Trust and the Company have prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a joint registration statement on Forms S-1 and S-3 (File Nos. 333-175395 and 333-175395-01), including a prospectus subject to completion, relating to the Units. The joint Registration Statement on Forms S-1 and S-3 of the Trust and the Company (File Nos. 333-175395 and 333-175395-01), as amended, including the financial statements, exhibits, annexes and schedules thereto, at the initial Effective Date and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” For purposes of this Agreement:

(i) If the Trust and the Company have filed another registration statement with the Commission to register additional Common Units to be included in the Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the Rule 462 Registration Statement, as such registration statement may be amended pursuant to the Securities Act.

(ii) The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and each such prospectus as amended from time to time until the date of the Prospectus is referred to in this Agreement as a “Preliminary Prospectus.”

(iii) The Preliminary Prospectus dated November 2, 2011 relating to the Units that was included in the Registration Statement immediately prior to the Time of Sale is referred to in this Agreement as the “Pricing Prospectus.”

(iv) The final prospectus relating to the Units, in the form first filed pursuant to Rule 424(b) under the Securities Act, is referred to in this Agreement as the “Prospectus.”

(v) The term “Free Writing Prospectus” shall have the meaning ascribed to it in Rule 405 under the Securities Act, and “Issuer Free Writing Prospectus” shall mean each Free Writing Prospectus prepared by or on behalf of the Company or the Trust or used or referred to by the Company or the Trust in connection with the offering of the Units.

(vi) The term “broadly available road show” shall mean a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

(vii) “Time of Sale Information” shall mean the Pricing Prospectus together with each Free Writing Prospectus, if any, identified in Schedule III hereto, and the other information set out in Schedule III hereto.

(viii) “Effective Date” shall mean each date and time as of which any part of the Registration Statement became or is deemed to have become effective under the Securities Act.

(ix) “Time of Sale” shall mean 7:40 p.m., New York, New York time, on the date of this Agreement.

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents filed by the Company pursuant to the Exchange Act (as defined below), and incorporated by reference therein (the “Incorporated Documents”), and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”); provided, however, the Trust shall not be deemed to provide any representation or warranty in this Agreement with respect to the Incorporated Documents.

(b) Effectiveness. The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Trust and the Company, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or Issuer Free Writing Prospectus has been issued and no proceeding has been initiated or, to the knowledge of the Trust and the Company, threatened by the Commission.

(c) Compliance as to Form; No Material Misstatements or Omissions. The Registration Statement, at the initial Effective Date, the Time of Sale Information, at the Time of Sale, and the Prospectus, at its date and when filed with the Commission, complied or will comply in all material respects with the applicable requirements of the Securities Act. The Registration Statement, at the initial Effective Date, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Information, at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each broadly available road show, if any, when considered together with the Time of Sale Information, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date, will not contain, and as amended or supplemented, if applicable, at each Closing Date, will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Information or the Prospectus based upon information relating to any Underwriter furnished to the Company or the Trust in writing by such Underwriter through you expressly for use therein, which information is specified in the last sentence of Section 6(b) hereof.

(d) Trust Not an “Ineligible Issuer.” The Trust was not at the time of initial filing of the Registration Statement, is not on the date hereof and will not be on any Closing Date an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(e) Free Writing Prospectus. Any Issuer Free Writing Prospectus that the Trust is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus that the Trust has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Trust complies or will comply in all material respects with the requirements of the Securities Act. Except for the Free Writing Prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Trust has not prepared, used or referred to, or will not, without your prior consent, prepare, use or refer to, any Free Writing Prospectus in connection with the offering of the Units.

(f) Exchange Act Registration Statement. The Trust has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-35343) under the Exchange Act to register, under Section 12(g) of the Exchange Act, the class of securities consisting of the Trust Units. The Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act.

(g) Formation, Due Qualification and Authority of the Trust. The Trust has been duly formed and is validly existing as a statutory trust in good standing under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “DST Act”), and all filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a statutory trust have been made. The Trust has full power and authority to own or lease, as the case may be, its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify (i) has not had or would not be reasonably expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Trust or the Underlying Properties (a “Material Adverse Effect”), (ii) has not materially impaired or would not be reasonably expected to materially impair the ability of the Trust or any of the Chesapeake Entities to consummate the Transactions or any other transactions provided for in the Transaction Documents to which the Trust is a party or (iii) has not subjected or will not subject the unitholders of the Trust to any material liability or disability. The activities of the Trustee pursuant to the Trust Agreement will not require the appointment of an ancillary trustee in the State of Oklahoma.

(h) Outstanding Trust Units. At the Initial Closing Date, after giving effect to the Transactions, the Trust will have outstanding 46,750,000 Trust Units; such Trust Units and the beneficial interests in the Trust represented thereby will be duly authorized and validly issued in accordance with the Trust Agreement, and will be fully paid and nonassessable and free from any preemptive or similar rights.

(i) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no options, warrants, preemptive rights or other rights issued or granted by the Trust to subscribe for or to purchase, nor any restriction (other than applicable securities laws) upon the voting or transfer of, any Trust Securities (as defined herein). Neither the filing of the Registration Statement nor the offering or sale of any Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Trust Units or other securities of the Trust.

(j) Authority and Authorization. The Trust has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Trust has all requisite power and authority to issue, sell and deliver (i) the Trust Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Trust Agreement and as described in the Time of Sale Information and the Prospectus, and (ii) the Incentive Distribution Rights, in accordance with the terms and conditions set forth in the Trust Agreement. At each Closing Date, all trust action required to be taken by the Trust or any of its unitholders or the Trustee or the Delaware Trustee for the authorization, issuance, sale and delivery of the Trust Units and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements to which the Trust is a party and the consummation by the Trust of the Transactions, shall have been validly taken. Upon such issuance of the Trust Units, the holders of the Trust Units will be entitled to the benefits of the Trust Agreement.

(k) Authorization of Underwriting Agreement. This Agreement has been duly authorized by the Trust and validly executed and delivered by the Trust.

(l) Enforceability of Operative Agreements. At or before each Closing Date, each of the Operative Agreements to which the Trust is a party will have been duly authorized, executed and delivered by the Trustee or the Delaware Trustee, on behalf of the Trust, and is a valid and legally binding agreement of the Trust, enforceable against the Trust in accordance with each of its terms, except as such enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(m) No Conflicts. None of (i) the offering, issuance or sale by the Trust of the Trust Units as described in the Registration Statement, the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance by the Trust of the Operative Agreements to which the Trust is a party, and (iii) the consummation by the Trust of the transactions contemplated by the Transaction Documents to which the Trust is a party (A) conflicts with or will conflict with or constitutes or will constitute a violation or breach of, or a default under, the Organizational Trust Agreement, the Trust Agreement or the Certificate of Trust, (B) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Trust is a party or by which any of its properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body directed to the Trust or its properties in a proceeding to which it or its properties is a party or is bound or (D) results or will result in the creation or imposition of any liens, encumbrances, security interests, charges or other claims (each, a “Lien”) upon any property or assets of the Trust, except with respect to clauses (B) – (D) for such conflicts, violations, breaches, defaults or Liens that have not had and will not have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the Trust or any of the Chesapeake Entities to consummate the Transactions or any other transactions provided for in the Transaction Documents.

(n) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over the Trust or its properties is required by the Trust in connection with (i) the offering, issuance or sale by the Trust of the Trust Units as described in the Registration Statement, the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance by the Trust of the Operative Agreements to which the Trust is a party, and (iii) the consummation by the Trust of the transactions contemplated by the Transaction Documents to which the Trust is a party, except, in the case of clauses (i) through (iii) (A) for registration of the Units under the Securities Act and Consents required under the Exchange Act, and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (B) for such Consents that have been, or prior to the Initial Closing Date will be, obtained or made, and (C) for such Consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the Trust or any of the Chesapeake Entities to consummate the Transactions or any other transactions provided for in the Transaction Documents.

(o) No Defaults. The Trust is not (i) in violation of the Organizational Trust Agreement, the Trust Agreement or the Certificate of Trust, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or assets, or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the cases of clause (ii) or (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Trust or any of the Chesapeake Entities to consummate the Transactions or any other transactions provided for in the Transaction Documents.

(p) Conformity of Securities to Description in the Registration Statement, the Time of Sale Information and the Prospectus. The Units, when issued and delivered in accordance with the terms of the Trust Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units and Incentive Distribution Rights, when delivered in accordance with the terms of the Trust Agreement, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(q) Independent Public Accountants. PricewaterhouseCoopers LLP, which has certified or shall certify the audited financial statements of the Trust (including the related notes thereto and supporting schedules) included in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), is, and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to the Trust as required by the Securities Act and the Public Company Accounting Oversight Board.

(r) Financial Statements. The historical financial statements of the Trust, together with the related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the financial condition of the Trust on the basis stated in the Registration Statement, the Time of Sale Information and the Prospectus at the respective dates or for the respective periods to which they apply, and comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in accordance with accounting principles permitted for royalty trusts by the Commission as specified in FASB ASC Topic 932 Extractive Activities – Oil and Gas: Financial Statements of Royalty Trusts. The summary historical and pro forma financial and operating information set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Summary – Target Distributions and Subordination and Incentive Thresholds”, and the selected historical and pro forma financial and operating information set forth under the caption “Target Distributions and Subordination and Incentive Thresholds” in the Registration Statement, the Pricing Prospectus and the Prospectus, and the other financial information relating to the Trust set forth in the Registration Statement, the Time of Sale Information and the Prospectus, is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived. There are no other financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto).

(s) Pro Forma Financial Statements. The pro forma financial statements of the Trust included in the Registration Statement, the Time of Sale Information and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus. The pro forma financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(t) No Changes Since Trust Formation. Since the date the Trust was formed through the date hereof, and except as may otherwise be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, the Trust has not (i) issued or granted any Trust Securities, (ii) incurred any liability or obligation, direct or contingent other than liabilities and obligations that were incurred in the ordinary course of business and except for this Agreement and the Operative Agreements, (iii) entered into any transaction not in the ordinary course of business or (iv) made any distribution on its equity interests.

(u) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending, or to the knowledge of the Trust and the Company, threatened, against the Trust, or to which the Trust is a party, or to which the business or assets of the Trust is or may be subject, that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus that are not described as required by the Securities Act. There are no agreements, contracts, indentures, leases or other instruments to which the Trust is party that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act. Each contract, document or other agreement to which the Trust is party and which is described in the Registration Statement, the Time of Sale Information or the Prospectus is in full force and effect and is valid and enforceable by and against the Trust in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as would not reasonably be expected to have a Material Adverse Effect.

(v) Certain Relationships and Related Transactions. Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Securities Act) of the Trust or any unitholder of the Trust (whether or not an affiliate) that are required by the Securities Act to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus. Additionally, no relationship, direct or indirect, exists between the Trust, on the one hand, and the Trustee or unitholders of the Trust, on the other hand, that is required by the Securities Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(w) Books and Records. The Trust (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with general or specific authorization of management or the Trustee, as applicable; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x) No Previous Sale. Except as described in the Time of Sale Information, the Trust has not sold, issued or distributed any Trust Units or other securities of the Trust during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

(y) Disclosure Controls and Procedures. (i) The Trust has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Trust in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to the Trustee to allow timely decisions regarding required disclosure to be made and (iii) such internal controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 under the Exchange Act.

(z) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Trust reviewed or audited by PricewaterhouseCoopers LLP, (i) neither the Company nor the Trust is aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Trust to record, process, summarize and report financial data in any material respect, or any material weaknesses in internal controls or

(B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Trust, and (ii) such internal controls and procedures are reasonably effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 under the Exchange Act.

(aa) Investment Company. The Trust is not, and after sale of the Units to be sold by the Trust hereunder and application of the net proceeds from such sale as described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb) Sarbanes-Oxley Act and NYSE. At each Closing Date, the Trust will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated therewith and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Trust on such date.

(cc) Authorization and Qualification of Trustee. The Trustee is a national banking association duly authorized and empowered to act as trustee of the Trust pursuant to the Organizational Trust Agreement and the Trust Agreement.

(dd) Litigation. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company or the Trust, threatened, to which the Trust is or may be a party or to which the Underlying Properties or the business or property of the Trust is or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which the Trust is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably expected to, individually, or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Trust or any of the Chesapeake Entities to consummate the Transactions or any other transactions provided for in the Transaction Documents.

(ee) Foreign Corrupt Practices Act. Neither the Trust nor any of its affiliates (other than the trustees of the Trust or Chesapeake and its subsidiaries acting in their respective individual capacities), nor any trustee of the Trust, nor, to the knowledge of the Trust and the Company, any agent or representative of the Trust or its affiliates (other than the trustees of the Trust or Chesapeake and its subsidiaries acting in their respective individual capacities), has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage for the Trust; and the Trust has conducted its business in compliance with applicable anti-corruption laws and has instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ff) Anti-Money Laundering. The operations of the Trust have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Trust conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Trust Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Trust with respect to the Trust Anti-Money Laundering Laws is pending or, to the knowledge of the Trust or the Company, threatened.

(gg) Office of Foreign Assets Control.

(i) Neither the Trust or any trustee of the Trust, or, to the knowledge of the Trust or the Company, any agent or representative of the Trust (other than the trustees of the Trust or Chesapeake and its subsidiaries acting in their respective individual capacities), is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

1	the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor

2	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan, Libya and Syria).

(ii) The Trust will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

1	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

2	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Since the date of the Trust’s formation, the Trust has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(hh) No Distribution of Other Offering Materials. Neither the Company nor the Trust has distributed and, prior to the latest to occur of the Initial Closing Date, any Additional Closing Date and completion of the distribution of the Units, will not distribute, any offering material in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, the Prospectus and any Issuer Free Writing Prospectus listed on Schedule II hereto, to which the Representatives have consented in accordance with this Agreement.

(ii) Listing. The Common Units have been approved for listing on the NYSE under the symbol “CHKR.”

(jj) Market Stabilization. The Trust has not taken, and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of Units or facilitate the sale or resale of the Units.

(kk) Directed Unit Program. At their respective Effective Dates or issue date and each applicable Closing Date, the Registration Statement, the Pricing Prospectus, the Time of Sale Information and the Prospectus complied or will comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Prospectus, the Time of Sale Information and the Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program (as defined in Section 2 below).

(ll) Directed Unit Authorization. No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Units (as defined in Section 2 below) in any jurisdiction where the Directed Units are being offered.

(mm) Directed Unit Qualification. The Trust has not offered, or caused Morgan Stanley to offer, Units to any person pursuant to the Directed Unit Program (as defined in Section 2 below) with the specific intent to unlawfully influence (a) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (b) a trade journalist or publication to write or publish favorable information about the Company, the Trust or their products.

(nn) No Consent Needed for Trustee Action. No Consent, other than those obtained prior to the date hereof, is required under any law, rule or regulation of the State of Delaware, the State of Oklahoma, the State of Texas, or the United States of America, in order to permit the Trustee to act as Trustee of the Trust.

(oo) Accuracy of Statements in Prospectus. The statements set forth in the Prospectus under the caption “Description of the Trust Units,” insofar as they purport to constitute a summary of the terms of the Trust Units, and the statements under the captions “The Trust,” “Description of the Royalty Interests,” “Description of the Trust Agreement” and “Description of the Trust Units,” fairly and accurately describe the provisions of the laws and documents referred to therein in all material respects.

1.2 Of The Company. The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to, and agree with, each Underwriter on each Closing Date, that:

(a) Company Not an “Ineligible Issuer.” The Company was not at the time of initial filing of the Registration Statement, is not on the date hereof and will not be on the applicable Closing Date an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(b) Form S-3 Eligibility. The Company and the transactions contemplated by the Operative Agreements to which the Company is a party meet the requirements for and comply with the conditions for the use of Form S-3 under the Securities Act.

(c) Free Writing Prospectus. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the Free Writing Prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, or will not, without your prior consent, prepare, use or refer to, any Free Writing Prospectus in connection with the offering of the Units.

(d) Forward-Looking and Statistical Information. The statistical and market related data and forward looking statements (including the assumptions described therein) included in the Registration Statement and Time of Sale Information and to be made in the Prospectus (in the case of forward-looking statements, within the coverage of Rule 175(b) under the Securities Act), including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distribution and future cash distributions of the Trust or the anticipated ratio of taxable income to distributions, and any statements made in support thereof or related thereto, is based on or derived from sources that the Company believes to be reliable and accurate in all material respects and was made or will be made with a reasonable basis and in good faith on the bases of data derived from such sources.

(e) Formation, Due Qualification and Authority. Each of the Chesapeake Entities has been duly formed and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, with full power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not and would not reasonably be expected to (i) have a Material Adverse Effect, (ii) materially impair the ability of any of the Chesapeake Entities to consummate the Transactions or any other transactions provided for in the Transaction Documents or (iii) subject the unitholders of the Trust to any material liability or disability.

(f) Ownership of Chesapeake Exploration and Assignee. The Company owns, directly or indirectly, 100% of the outstanding equity interests of Chesapeake Exploration and Assignee. All of such equity interests have been duly authorized and validly issued and are fully paid and non-assessable.

(g) Incorporated Documents. The Incorporated Documents, at the time they were filed with the Commission, complied in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder. Each of the Incorporated Documents, as of the Time of Sale and at each Closing Date, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Outstanding Trust Units Held by Company. At the Initial Closing Date, after giving effect to the Transactions and assuming no exercise of the Underwriters’ option to purchase Additional Units, the Company will own 15,062,500 Common Units and 11,687,500 Subordinated Units free and clear of all Liens.

(i) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no options, warrants, preemptive rights or other rights issued or granted by the Company to subscribe for or to purchase, nor any restriction (other than applicable securities laws) upon the voting or transfer of, any Trust Securities (as defined herein).

(j) Authorization of Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company.

(k) Authority and Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. At each Closing Date, all corporate action required to be taken by the Company or any of its stockholders, directors or officers for the execution and delivery of the Operative Agreements to which the Company is a party and the consummation by the Company of the Transactions and any other transactions contemplated by this Agreement and the Operative Agreements to which the Company is a party shall have been validly taken.

(l) Enforceability of Operative Agreements. At or before the Initial Closing Date, each of the Operative Agreements will have been duly authorized, executed and delivered by the Chesapeake Entities party thereto, and will be a valid and legally binding agreement of the applicable Chesapeake Entity, enforceable against such Chesapeake Entity in accordance with each of its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(m) Authorization and Enforceability of the Conveyance Documents. The Conveyance Documents among the Company, Chesapeake Exploration, Assignee and the Trust, when duly executed by the proper officers of the Company, Chesapeake Exploration and

Assignee (assuming due execution and delivery by the Trustee) and delivered by the Company, Chesapeake Exploration and Assignee to the Trust, will constitute a fully conveyed and vested interest in real property under the laws of the State of Oklahoma, and are adequate and sufficient to transfer title to the Royalty Interests to the Trust; the recording of the Conveyance Documents in the Office of the County Clerk in Washita County is sufficient to impart notice of the contents thereof, and all subsequent purchasers or creditors of the Company (to the extent any such transaction concerns the Underlying Properties) will be deemed to purchase with notice of and subject to such Royalty Interests; the Conveyance Documents and the Royalty Interests conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus; and the Royalty Interests are described in the Conveyance Documents in a manner sufficient to identify the interests conveyed under the laws of the State of Oklahoma. To the knowledge of the Company, the Company’s net revenue interest with respect to each Subject Well or Subject Lease (as such terms are defined in the Conveyances) is no less than the net revenue interest set forth on the exhibits to the Conveyances.

(n) No Conflicts. None of (i) the offering, issuance or sale of the Trust Units as described in the Registration Statement, the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance of the Operative Agreements by the Trust and the Chesapeake Entities party hereto and thereto, and (iii) the consummation of the Transactions, (A) conflicts with or will conflict with or constitutes or will constitute a violation or breach of, or a default under, any of the Chesapeake Entities’ Organizational Documents, (B) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Chesapeake Entities is a party or by which any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body directed to any Chesapeake Entity or its properties in a proceeding to which it or its properties is a party or is bound or (D) results or will result in the creation or imposition of any Liens, upon any property or assets of any of the Chesapeake Entities, except with respect to clauses (B) – (D) for such conflicts, violations, breaches, defaults or Liens that would (i) reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) materially impair the ability of the Trust or any of the Chesapeake Entities to consummate the Transactions or any other transactions provided for in the Transaction Documents.

(o) No Consents. No Consent of or with any court, governmental agency or body having jurisdiction over any of the Chesapeake Entities or their respective properties is required by any of the Chesapeake Entities in connection with (i) the offering, issuance and sale of the Trust Units as described in the Registration Statement, the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance of the Operative Agreements by the Trust or any of the Chesapeake Entities party hereto or thereto, and (iii) the consummation by the Trust of the transactions contemplated by the Transaction Documents to which the Trust is a party, except, in the case of clauses (i) through (iii) (A) for registration of the Units under the Securities Act and Consents required under the Exchange Act, and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (B) for such Consents that have been, or prior to the Initial Closing Date will be, obtained or made, (C) for such Consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the Trust or any of the Chesapeake Entities to consummate the Transactions or any other transactions provided for in the Transaction Documents and (D) except as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(p) No Defaults. None of the Chesapeake Entities is (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or assets or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, which breach, default or violation in the case of clauses (ii) or (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Trust or any of the Chesapeake Entities to consummate the Transactions or any other transactions provided for in the Transaction Documents.

(q) Financial Statements. The financial statements of the Company and the Underlying Properties, together with the related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus, present fairly in all material respects the financial condition of the Company and the Underlying Properties on the basis stated in the Registration Statement, the Time of Sale Information and the Prospectus at the respective dates or for the respective periods to which they apply. Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and the other financial information relating to the Company and the Underlying Properties set forth in the Registration Statement, the Time of Sale Information and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto). The other financial information of the Company and the Underlying Properties contained in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries, and fairly presents in all material respects the information purported to be shown thereby.

(r) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or the Underlying Properties, from that set forth in the Time of Sale Information.

(s) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending, or to the knowledge of the Company, threatened, against the Company or its subsidiaries, or to which the Company or its subsidiaries is a party, or to which the business or assets of the Company or its subsidiaries is or may be subject, that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus that are not described as required by the Securities Act. There are no agreements, contracts, indentures, leases or other instruments to which the Company or its subsidiaries is party that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

(t) Title to Properties. Chesapeake Exploration, as of the Initial Closing Date, will have good and defensible title to the Subject Interests (as defined in the Conveyances), free and clear of all liens, encumbrances and defects except (i) those described in the Registration Statement, Prospectus or the Time of Sale Information; (ii) the terms of the oil and gas leases, including the royalties and other burdens and obligations, expressed and implied, under oil and gas leases; (iii) overriding royalties, production payments and similar interests and other burdens created by Chesapeake Exploration or its predecessors in title; (iv) contractual obligations arising under operating agreements, farm-out agreements, production sales contracts, gathering agreements, transportation agreements, treating agreements, processing agreements, leases, assignments and other similar agreements that may affect the Subject Interests; (v) liens that arise in the normal course of operations, such as those for unpaid taxes, statutory liens securing unpaid suppliers and contractors, and contractual liens under operating agreements, in each case to secure payments of amounts that are not yet delinquent or, if delinquent are being contested in good faith in the normal course of business; (vi) pooling and unitization agreements, declarations and orders; (vii) easements, rights-of-way servitudes, permits, surface leases, surface use restrictions and other surface uses and impediments on, over or in respect of the Subject Interests that are not such as to interfere materially with the operation, value or use of the Subject Interests; (viii) conventional rights of reassignment that obligate Chesapeake Exploration to reassign all or part of any Subject Interest to a third party if Chesapeake Exploration intends to release or abandon each interest before the expiration of the primary term or other termination of such interest; (ix) rights reserved to or vested in appropriate governmental agencies or authorities to control or regulate any Subject Interest in any manner, and all applicable Legal Requirements (as defined in the Conveyances); (x) all rights to consent by, required notices to, filings with or other actions by governmental agencies or authorities in connection with the sale, disposition, transfer or conveyance of federal, state, tribal or other governmental oil and gas leases or interests therein or related thereto where the same are customarily obtained subsequent to the assignment, disposition or transfer of such oil and gas leases or interests therein; (xi) matters that are customarily acceptable title defects (such as, but not limited to, defects that have been cured by possession under applicable statutes of limitation, defects in the early chain of title such as failure to recite marital status in documents, omission of heirship or succession proceedings, lack of survey, and failure to record releases of liens, production payments or mortgages that have expired by their own terms or the enforcement of which are barred by applicable statutes of limitation) and that do not (A) result in another person’s superior claim of title to the relevant Subject Interest or (B) in the aggregate, interfere materially with the operation, value or use of the Subject Interests; and (xii) all other liens, charges, encumbrances, contracts, agreements, instruments, obligations, conditions, reservations, burdens, defects and irregularities affecting the Subject Interests that (A) do not secure an obligation in respect of borrowed money and (B) are not such as to (in the aggregate) interfere materially with the operation, value or use of the Subject Interests; provided that such aforementioned encumbrances are of the type and nature customary in the oil and gas industry and do not, alone or in the aggregate materially and adversely affect the operation, value or use of the Subject Interests. All contracts, agreements or underlying leases, which comprise a portion of the Subject Interests and which individually or in the aggregate are material to the Subject Interests, are in full force and effect, Chesapeake Exploration has paid all rents and other charges to the extent due and payable thereunder, is not, to the knowledge of the Company, in default under any of such underlying contracts, agreements or leases, has received no notice of default from any other party thereto and knows of no material default by any other party thereto. The working interests in oil, gas and mineral leases or mineral interests that constitute a portion of the Subject Interests held by Chesapeake Exploration reflect in all material respects the right of Chesapeake Exploration to explore or receive production from such Subject Interests and the care taken by Chesapeake Exploration with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices for acquiring or procuring leases and interests therein to explore such for hydrocarbons. Upon recordation and filing of the Conveyance Documents, the Trust will have good and defensible title to the Royalty Interests, free and clear of all Liens, except Permitted Encumbrances (as defined in the Conveyances), in all cases by, through or under Chesapeake Exploration and any predecessor Affiliate (as defined in the Conveyances) of Chesapeake Exploration, but not otherwise, such that (i) in the case of each PDP Conveyance, the Trust shall be entitled to a share of the Subject Minerals (as defined in the PDP Conveyances) produced from each Well (as defined in the PDP Conveyances), or the proceeds thereof, equal to forty-five percent (45%) of the Assignor’s Net Revenue Interest (as defined in the PDP Conveyances) set forth on Exhibit C to such PDP Conveyance in each such Well , and (ii) in the case of each PUD Conveyance, the Trust shall be entitled to a share of the Subject Minerals (as defined in the PUD Conveyances) produced from each Development Well (as defined in the PUD Conveyances), or the proceeds thereof, equal to twenty-five percent (25%) of the Assignor’s Net Revenue Interest (as defined in the PUD Conveyances) in each such Development Well used to calculate the NRI Factor (as defined in the Development Agreement) for such Development Well pursuant to the Development Agreement. As of the Initial Closing Date, except for Permitted Encumbrances (as defined in the Conveyances), any and all Liens on the Subject Interests will be subordinated to the Royalty Interests and all future liens or encumbrances on the Subject Interests shall be subordinate and inferior to the Royalty Interests.

(u) Rights-of-Way. Chesapeake Exploration or its Affiliate (as defined in the Conveyances) has such easements, rights-of-way or other similar agreement from each person (collectively, “rights-of-way”) as are necessary to conduct its operations with respect to the Underlying Properties in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, except for such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; Chesapeake Exploration or its Affiliate has fulfilled and performed all its material obligations with respect to such rights-of-way, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of Chesapeake Exploration or such Affiliate with respect to such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(v) Governmental Permits. Each of the Chesapeake Entities has, or at each Closing Date, will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“governmental permits”) as are necessary to own or lease the Underlying Properties and to conduct its business with respect to the Underlying Properties in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, subject to such qualifications set forth in the Registration Statement, the Time of Sale Information and the Prospectus and except for such governmental permits that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and the Chesapeake Entities have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to individually or in the aggregate have a Material Adverse Effect, nor, to the knowledge of the Company, have such proceedings been threatened.

(w) Reserve Reports. The written engineering reports prepared by Ryder Scott Company, L.P. (the “Independent Petroleum Engineer”), as of June 30, 2011, setting forth the engineering values attributed to the Underlying Properties and the Royalty Interests accurately reflect in all material respects the ownership interests of the Company in the properties included therein as of June 30, 2011, except as otherwise disclosed in the Registration Statement, the Prospectus and the Time of Sale Information. The information furnished by the Company to the Independent Petroleum Engineer for purposes of preparing its reports, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices. The Independent Petroleum Engineer is independent with respect to the Company and the Trust.

(x) Disclosure Controls and Procedures. (i) The Company has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to the management of the Company, including its respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are reasonably effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(y) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Company reviewed or audited by PricewaterhouseCoopers LLP, (i) the Company is not aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data in any material respect, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, (ii) such internal controls are reasonably effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act, and (iii) there have been no significant changes in internal controls or in other factors that has or could significantly and adversely affect internal controls.

(z) ERISA. Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code) or any complete or partial withdrawal liability (within the meaning of Sections 4203 and 4205 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), respectively), with respect to any pension, profit sharing or other plan which is subject to ERISA, to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of the Company or any subsidiary is or has ever been a participant. With respect to such plans, the Company and each of its subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.

(aa) Investment Company. The Company is not, and after sale of the Trust Units to be sold by the Trust hereunder and application of the net proceeds from such sale by the Trust and a wholly-owned subsidiary of the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act.

(bb) Intellectual Property. Each of the Chesapeake Entities has, with respect to the assets to be owned or leased by such Chesapeake Entity at each Closing Date, owns, possesses or can acquire on reasonable terms adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology necessary for the conduct of its respective businesses in the manner and subject to such qualifications described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and has not received any notice of any claim of conflict with, any such rights of others, except for such conflicts that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(cc) Environmental Compliance. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws which violation, contamination, liability or claim would reasonably be expected to individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation, action, proceeding or suit which might lead to such a claim, including, but not limited to, with respect to any of the Subject Interests (as defined in the Conveyances).

(dd) No Labor Dispute. No labor dispute with the employees of any of the Chesapeake Entities, to the knowledge of the Company, is imminent or threatened that would reasonably be expected to have a Material Adverse Effect.

(ee) Insurance. With respect to the Underlying Properties, each of the Chesapeake Entities maintains or is entitled to the benefit of insurance covering its properties, operations, personnel and business against such losses and risks, in such amounts and from such insurers as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties.

(ff) Litigation. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which any of the Chesapeake Entities is or may be a party or to which the business or property of any of the Chesapeake Entities is or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Chesapeake Entities is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) individually, or in the aggregate, have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Units, or (C) call into question the validity of any of the Operative Agreements or the consummation of the Transactions.

(gg) Market Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Trust or facilitate the sale or resale of the Trust Units.

(hh) FINRA Affiliations. To the knowledge of the Company, there are no affiliations or associations between any member of FINRA (as defined herein) and any of the Company’s officers or directors, except as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(ii) Directed Unit Qualification. The Company has not offered, or caused Morgan Stanley to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (a) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (b) a trade journalist or publication to write or publish favorable information about the Company, the Trust or their products.

(jj) Private Placement. The sale and issuance of the Sponsor Units and Incentive Distribution Rights to the Company are exempt from the registration requirements of the Securities Act and securities laws of any state having jurisdiction with respect thereto, and none of the Company or the Trust has taken or will take any action that would cause the loss of such exemption.

Any certificate signed by any officer or trustee of the Company or the Trust and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company or the Trust, as applicable, to each Underwriter as to the matters covered thereby.

2. Agreements to Sell and Purchase. The Trust hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Trust the respective numbers of Firm Units set forth in Schedule I hereto opposite its name at $17.9075 per Unit (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Trust agrees to sell to the Underwriters the Additional Units, and the Underwriters shall have the right to purchase, severally and not jointly, up to 3,000,000 Additional Units. The price per Unit of any Additional Units purchased by the Underwriters shall be the Purchase Price, less an amount per Unit equal to any dividends or distributions declared by the Trust and payable on the Firm Units but not payable on the Additional Units. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such Units are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Units nor later than ten business days after the date of such notice. Additional Units may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering. On each day, if any, that Additional Units are to be purchased (an “Additional Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional units as the Representatives may determine) that bears the same proportion to the total number of Additional Units to be purchased on such Additional Closing Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

It is further understood that up to five percent of the Firm Units (the “Directed Units”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to the officers and directors of the Company and certain other persons associated with the Company (each such person a “Directed Unit Participant”) who have heretofore delivered to Morgan Stanley offers to purchase Firm Units in form satisfactory to Morgan Stanley (such program, the “Directed Unit Program”) and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by Morgan Stanley from the Company; provided that under no circumstances will Morgan Stanley or any Underwriter be liable to the Trust or the Company or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program by 9:00 a.m., New York City time, on the first business day following the date hereof or otherwise not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

3. Terms of Public Offering. The Trust and the Company are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Trust and the Company are further advised by the Representatives that the Units are to be offered to the public initially at $19.00 per Unit (the “Public Offering Price”).

4. Delivery of the Units and Payment Therefor. Delivery to the Underwriters of the Firm Units and payment therefor shall be made at the offices of Bracewell & Giuliani LLP, 711 Louisiana, Houston, Texas 77002 at 9:00 a.m., Houston, Texas time, on November 16, 2011 or such other place, time and date not later than 12:30 p.m., Houston, Texas time, on November 23, 2011 as the Representatives shall designate by notice to the Trust and the Company (the time and date of such closing are called the “Initial Closing Date” and each of the Initial Closing Date and the Additional Closing Date being referred to as a “Closing Date”). The place of closing for the Firm Units and the Initial Closing Date may be varied by agreement among the Representatives, the Trust and the Company. The Trust and the Company hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the Initial Closing Date as originally scheduled include any determination by the Trust, the Company or the Representatives to recirculate to the public copies of an amended or supplemental Prospectus or a delay as contemplated by the provisions of Section 10 hereof.

Delivery to the Underwriters and payment for any Additional Units to be purchased by the Underwriters shall be made at the offices of Bracewell & Giuliani LLP, 711 Louisiana, Houston, Texas 77002 at 9:00 a.m., Houston, Texas time, on each Additional Closing Date as shall be specified in a written notice or notices, from the Representatives on behalf of the Underwriters to the Company and the Trust (as described in Section 2 above). The place of closing for the Additional Units and the Additional Closing Date may be varied by agreement among the Representatives, the Trust and the Company.

Delivery of the Firm Units and of any Additional Units to be purchased hereunder shall be made through the facilities of The Depository Trust Company against payment of the purchase price therefor by wire transfer of immediately available funds to an account or accounts specified in writing, not later than the close of business on the business day next preceding the Initial Closing Date or the Additional Closing Date, as the case may be, by the Trust. Payment for the Firm Units sold by the Trust hereunder shall be delivered by the Representatives to the Trust. Payment for the Additional Units sold by the Trust hereunder, if any, shall be delivered by the Representatives to the Trust.

It is understood that the Representatives have been authorized, for their own accounts and the accounts of the Underwriters, to accept delivery of and receipt for, and make payment of the Purchase Price for the Firm Units and the Additional Units, if any, that the Underwriters have agreed to purchase. Morgan Stanley & Co. LLC and Raymond James & Associates, Inc., each individually and not as a Representative of the Underwriters, may, but shall not be obligated to, make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Initial Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5. Covenants and Agreements. Each of the Company and the Trust, each as to itself, covenants and agrees with the several Underwriters as follows:

(a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you, in New York City, without charge, no later than the business day prior to the Initial Closing Date and during the periods mentioned in Sections 5(g) and 5(h) below, as many copies of the Time of Sale Information, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, and Preliminary Prospectus, the Time of Sale Information or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without your prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) Not to take any action that would result in an Underwriter, the Company or the Trust being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or “Blue Sky” laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units, provided that in no event shall the Company or the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Units, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is now subject. In the event that the qualification of the Units in any jurisdiction is suspended, or any proceeding for such purpose is initiated or threatened, the Company and the Trust shall so advise you promptly in writing.

(f) To advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as practicable; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus (or to deliver correspondence to the Commission) in response to such events, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement or correspondence to which you shall reasonably object in writing.

(g) If the Time of Sale Information is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Information in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Information conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Information so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Information is delivered to a prospective purchaser, be misleading or so that the Time of Sale Information, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Information, as amended or supplemented, will comply with applicable law.

(h) If, during such period after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Units may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(i) To make generally available to the Trust’s security holders and to you as soon as practicable, but in any event not less than fifteen (15) months after the effective date of the Registration Statement, an earnings statement, which need not be audited, covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j) To comply in all material respects with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.

(k) To use its reasonable best efforts to cause the Units to be listed on the NYSE and to maintain the listing of the Units on the NYSE. The Trust and the Company will timely file with the NYSE all documents and notices required by the NYSE of trusts that have or will issue securities that are traded on the NYSE.

(l) Not to, and to cause its affiliates not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Units.

(m) Prior to each Closing Date, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Trust, the financial condition, results of operations, business, properties, assets or liabilities of the Trust, or the offering of the Units, without your prior consent, which shall not be unreasonably withheld, conditioned or delayed.

(n) Not, at any time at or after the execution of this Agreement, to directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Time of Sale Information and the Prospectus.

(o) To furnish to you as early as practicable prior to each Closing Date, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Trust which have been read by the Trust’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 8(k) hereof.

(p) To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Time of Sale Information and the Prospectus; and to file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(q) To comply with all provisions of any undertakings contained in the Registration Statement.

(r) To file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Trust with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Units.

(s) Not more than three days following the Initial Closing Date, the Company will record the Conveyance Documents in the Recorder of Deeds in the Register and Recorders offices of Washita County, Oklahoma. The Company will provide to the Underwriters evidence of such filings reasonably satisfactory to counsel for the Underwriters as promptly as practicable following the time of such filings, and in any event not more than 30 days following the Initial Closing Date.

(t) On each Closing Date, all stock transfer, stamp duties and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Units to be sold by the Trust to the Underwriters or otherwise in connection with the performance of the Trust’s obligations hereunder will have been fully paid for by the Trust and all laws imposing such taxes will have been fully complied with.

(u) In order to document the Underwriters’ compliance with the Code, with respect to the transactions herein contemplated, the Company shall deliver to you at or prior to the Initial Closing Date a properly completed and executed United States Treasury Department Form W-9 (or an appropriate substitute form).

(v) The Trust will engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its organization or the rules of any national securities exchange on which the Common Units will be listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Units.

(w) The Trust will furnish to holders of the Common Units as soon as practicable after the end of each fiscal year an annual report (including financial statements of the Trust certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first full fiscal quarter ending after the effective date of the Registration Statement), to make available to holders of the Common Units summary financial information of the Trust for such quarter in reasonable detail. For purposes of this Section 5(w), the Trust shall be deemed to have made available such summary financial information if such information has been filed on EDGAR.

(x) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and the Trust’s counsel and the Company’s and the Trust’s accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, the Pricing Prospectus, the Prospectus, any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company or the Trust and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) any filing for review of the public offering of the Units by FINRA, including the filing fees and up to $20,000 in legal fees of counsel to the Underwriters relating to FINRA matters, (v) all fees and expenses in connection with the filing and preparation of the Trust’s Registration Statement on Form 8-A relating to the Common Units and all costs and expenses incident to the listing of the Common Units on the

NYSE or any other national stock exchange, (vi) the cost of printing certificates representing the Units, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company and the Trust relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Unit Program and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Trust hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 5, Section 6 entitled “Indemnity and Contribution,” Section 7 entitled “Directed Unit Program Indemnification” and Section 11 entitled “Failure to Comply,” the Underwriters will pay their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make. It is further understood that the Company, and not the Trust, shall be responsible to pay or cause to be paid all expenses incident to the performance of its obligations under subsections (iv) and (ix) above. Notwithstanding the foregoing, the Underwriters shall reimburse the Company for up to $150,000 of the actual out-of-pocket costs and expenses the Company incurs under this Section 5(x) if the transactions contemplated by this Agreement are consummated.

For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), the Company will not, directly or indirectly, (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Trust Units, or other securities of the Trust, or other securities that are derived from the Subject Interests (as defined in the Conveyances) that are substantially similar to the Units, or securities convertible into or exchangeable for Trust Units, or sell or grant options, rights or warrants with respect to any Trust Units, or securities convertible into or exchangeable for Trust Units (collectively, “Trust Securities”), (ii) enter into any swaps or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such units, whether any such transaction is to be settled by delivery of Trust Units or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Trust Securities or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives on behalf of the Underwriters; notwithstanding the foregoing if (x) during the last 17 days of the Lock-Up Period, the Trust issues an earnings release or announces material news or a material event relating to the Trust occurs or (y) prior to the expiration of the Lock-Up Period, the Trust announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restriction imposed in this Section 5(y) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release, announcement of earnings or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waive such extension in writing. The Company and the Trust shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the Lock-Up Period.

6. Indemnity and Contribution.

(a) The Company and the Trust agree, jointly and severally, to indemnify and hold harmless each Underwriter, its partners, members, directors, employees and officers, its agents who participated in the distribution of the Units and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities, including, without limitation, any reasonable legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, any Company or Trust information that the Company or the Trust, respectively, has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company or the Trust in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Trust, their respective trustees, directors, officers who sign the Registration Statement and each person, if any, who controls the Company or the Trust within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and Trust to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company or the Trust in writing by such Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto, which information consists solely of the following information in the Preliminary Prospectus and the Prospectus: the third, sixth, ninth and tenth paragraphs under “Underwriting.”

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 6(a), and by the Company or the Trust, as applicable, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in Sections 6(a) and 6(b). Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) Notwithstanding the foregoing, the Trust shall not be obligated to make any payments to an indemnified party under this Section 6 until the earlier to occur of the following: (a) with respect to a final, nonappealable judgment of a court of competent jurisdiction or a settlement agreement, the Company has not paid such indemnified party the amount owed within 90 days of the due date under such judgment or settlement, (ii) with respect to expenses, the Company has not paid such indemnified party the amount owed within 90 days of submission by the indemnified party for reimbursement of such expenses or (iii) the Company shall become the subject of any bankruptcy or insolvency proceedings or publicly declares its inability to pay its debts as they become due. Furthermore, any liabilities of the Trust arising out of obligations of the Trust under this Agreement shall be limited to the assets of the Trust.

(e) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust, respectively, on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause 6(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(e)(i) above but also the relative fault of the Company and the Trust on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Trust (which amount, for purposes of this Section 6(e), shall also be deemed received by the Company without duplication), and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Units; provided that, in the event that the Underwriters shall have purchased any Additional Units hereunder, any determination of the relative benefits received by the Company and the Trust on the one hand or the Underwriters on the other hand from the offering of the Units shall include the net proceeds (after deducting underwriting discounts and commissions but before deducting expenses) received by the Trust (which amount, for purposes of this Section 6(e), shall also be deemed received by the Company without duplication), and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Units, in each case computed on the basis of the respective amounts set forth in the second table in the section of the Prospectus entitled “Underwriting.” The relative fault of the Company or the Trust on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

(f) The Company, the Trust and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company and the Trust contained in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter, any of its partners, members, directors or officers, its agents who participated in the distribution of the Units or any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company or the Trust, their respective trustees, officers or directors or any person controlling the Company or the Trust and (c) acceptance of and payment for any of the Units.

7. Directed Unit Program Indemnification.

(a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all Damages (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company or the Trust for distribution to Directed Unit Program Participants in connection with the Directed Unit Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Directed Unit Program Participant to pay for and accept delivery of Directed Units that the Directed Unit Program Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Unit Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 7, the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include the Company and the Morgan Stanley Entity, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 7(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Units or (ii) if the allocation provided by clause 7(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Units (after deducting underwriting discounts and commissions but before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Units, bear to the aggregate Public Offering Price of the Directed Units. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Units distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity, the Company, its officers or directors or any person controlling the Company, or the Trust, its trustee or any person controlling the Trust, and (iii) acceptance of and payment for any of the Directed Units.

8. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Units and Additional Units hereunder are subject to the following conditions:

(a) The Registration Statement shall have become effective not later than 4:00 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representatives, and all filings required by Rules 424(b), 430A and 462 under the Securities Act shall have been timely made.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Operative Agreements, and all other legal matters relating to this Agreement and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Underwriters.

(c) Subsequent to the execution and delivery of this Agreement and prior to each Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries or the Trust by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or the Trust from that set forth in the Time of Sale Information that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Time of Sale Information.

(d) You shall have received on each Closing Date a certificate, dated such Closing Date and signed by the chief executive officer or chief financial officer of the Company,

(i) confirming Section 8(c) above;

(ii) to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Initial Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date;

(iii) confirming Section 8(n) below; and

(iv) certifying that such officer has carefully examined the Registration Statement, the Time of Sale Information and the Prospectus, as well as each electronic road show used in connection with the offering of the Units, and, in his opinion (A) the Registration Statement, as of the Effective Date, (B) the Prospectus, as of its date and on such Closing Date, and (C) the Time of Sale Information, as of the Time of Sale, did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein (in the case of the Registration Statement) or necessary in order to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.

(e) You shall have received on each Closing Date a certificate of the Trustee, dated such Closing Date, executed by a duly authorized officer of the Trustee, representing and warranting to each of the Underwriters that:

(i) The Trustee is a national banking association authorized and empowered to act as trustee of the Trust pursuant to the Trust Agreement, and no consent, approval, authorization or filing is required under any law, rule or regulation of the State of Delaware or of the United States of America in order to permit the Trustee to act as trustee of the Trust; and

(ii) the representations and warranties of the Trust contained in this Agreement are true and correct as of such Closing Date and that the Trust has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date, in each case, in all material respects.

(f) You shall have received on each Closing Date an opinion of Bracewell & Giuliani LLP, counsel to the Company, dated such Closing Date, substantially in the form of Exhibit A hereto.

(g) You shall have received on each Closing Date an opinion of the Commercial Law Group, P.C., Oklahoma counsel to the Company, dated such Closing Date, substantially in the form of Exhibit B hereto.

(h) You shall have received on each Closing Date an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, dated such Closing Date, substantially in the form of Exhibit C hereto.

(i) You shall have received on each Closing Date an opinion of Andrews Kurth LLP, counsel to the Trust, dated such Closing Date, substantially in the form of Exhibit D hereto.

(j) You shall have received on each Closing Date an opinion of Henry Hood, Esq., counsel to the Company, dated such Closing Date, substantially in the form of Exhibit E hereto.

(k) You shall have received on each Closing Date an opinion of Baker Botts L.L.P., as counsel for the Underwriters, dated such Closing Date, with respect to such matters as you may reasonably request, and the Company, the Trust and their respective counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(l) You shall have received, on each of the date hereof and each Closing Date, a letter dated the date hereof or such Closing Date, respectively, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants of the Trust and the Company, respectively, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information for the Trust and the Company contained in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the date hereof shall use a “cut-off date” not earlier than three business days prior to the date hereof, and the letter delivered on each Closing Date shall use a “cut-off date” not later than the two business days prior to the date thereof.

(m) You shall have received, on the date hereof, and each Closing Date, letters dated the date hereof, or such Closing Date, respectively, in form and substance satisfactory to the Underwriters, from Ryder Scott Company, L.P. in its role as the Trust Independent Reserve Engineer, confirming the conclusions and findings of such firm with respect to the oil and natural gas reserves of the Underlying Properties and the Subject Interests contained in the Registration Statement, the Time of Sale Information and the Prospectus, and containing statements and information of the type ordinarily included in reserve engineers’ “comfort letters” to underwriters.

(n) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company or the Trust, shall be threatened or contemplated by the Commission at or prior to each Closing Date; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company or the Trust, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; and (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus or any Issuer Free Writing Prospectus shall have been filed unless a copy thereof was first furnished to you and the Company or the Trust obtained your consent prior to filing with the Commission.

(o) At or prior to the effective date of the Registration Statement, you shall have received a letter from FINRA confirming that FINRA has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(p) The Company and the Trust shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 8, except that, if the Additional Closing Date is other than the Initial Closing Date, the certificates, opinions and letters referred to in this Section 8 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (f), (g), (h), (i), (j) and (k) shall be revised to reflect the sale of Additional Units.

If any of the conditions hereinabove provided for in this Section 8 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company and the Trust of such termination in writing at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company and the Trust, if after the execution and delivery of this Agreement and prior to the Initial Closing Date (i) trading generally shall have been suspended or materially limited on any of the New York Stock Exchange or the NASDAQ Global Market or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed on trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (ii) trading of any securities of the Company or the Trust shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Time of Sale Information or the Prospectus.

10. Effectiveness; Defaulting Underwriters. (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b) If, on any Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units to be purchased on such Closing Date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Units without the written consent of such Underwriter. If, on the Initial Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units to be purchased on such date, and arrangements satisfactory to you, the Trust and the Company for the purchase of such Firm Units are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Trust. In any such case either you, the Trust or the Company shall have the right to postpone the Initial Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Information, in the Prospectus or in any other documents or arrangements may be effected. If, on an Additional Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Units to be purchased on such Additional Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Units to be sold on such Additional Closing Date or (ii) purchase not less than the number of Additional Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Failure to Comply. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Trust to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Trust shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Units, represents the entire agreement between the Company, the Trust and the Underwriters with respect to the preparation of the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, the Prospectus, the conduct of the offering, and the purchase and sale of the Units.

13. No Fiduciary Duty. Each of the Company and the Trust acknowledges that in connection with the offering of the Units: (a) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Trust or any other person, (b) the Underwriters owe the Company and the Trust only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (c) the Underwriters may have interests that differ from those of the Company and the Trust. Each of the Company and the Trust waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Units.

14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, and (ii) Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: John Critchlow; and if to the Company shall be delivered, mailed or sent to Chesapeake Energy Corporation, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, Attention: Jennifer M. Grigsby; and if to the Trust shall be delivered, mailed or sent in care of The Bank of New York Mellon Trust Company, N.A., 919 Congress Avenue, Suite 500, Austin, Texas 78701, Attention: Michael J. Ulrich.

18. Patriot Act. In accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Trust, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Trust and the several Underwriters.

Very truly yours,

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby
Name: Jennifer M. Grigsby
Title: Senior Vice President, Treasurer and Corporate Secretary

CHESAPEAKE GRANITE WASH TRUST

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Michael J. Ulrich
Name: Michael J. Ulrich
Title: Vice-President

Signature Page to Underwriting Agreement

CONFIRMED as of the date first above mentioned, on behalf of the Representatives and the other several Underwriters named in Schedule I hereto.

MORGAN STANLEY & CO. LLC

By:	/s/ Evan Damast
Name: Evan Damast Title: Managing Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Bob Coble
Name: Bob Coble Title: Vice President

Signature Page to Underwriting Agreement

SCHEDULE I

Name	Number Firm Units
Morgan Stanley & Co. LLC	5,482,140
Raymond James & Associates, Inc.	3,839,286
Deutsche Bank Securities Inc.	1,478,572
Goldman, Sachs & Co.	1,478,572
Wells Fargo Securities, LLC	1,478,572
Barclays Capital Inc.	441,630
BNP Paribas Securities Corp.	441,630
Citigroup Global Markets Inc.	441,630
Credit Agricole Securities (USA) Inc.	441,630
Credit Suisse Securities (USA) LLC	441,630
Mitsubishi UFJ Securities (USA), Inc.	441,630
Mizuho Securities USA Inc.	441,630
Natixis Securities Americas LLC	441,630
RBS Securities Inc.	441,630
Scotia Capital (USA) Inc.	441,630
UBS Securities LLC	441,630
Comerica Securities, Inc.	173,116
DnB NOR Markets, Inc.	173,116
Macquarie Capital (USA) Inc.	173,116
Nomura Securities International, Inc.	173,116
PNC Capital Markets LLC	173,116
SMBC Nikko Capital Markets Limited	173,116
SunTrust Robinson Humphrey, Inc.	173,116
TD Securities (USA) LLC	173,116
Total:	20,000,000

I-1

SCHEDULE II

Free Writing Prospectuses

Bona fide electronic roadshow available on www.netroadshow.com

Pricing Term Sheet dated November 10, 2011, relating to Preliminary Prospectus dated November 2, 2011, filed by the Trust and Chesapeake as a Free Writing Prospectus

II-1

SCHEDULE III

Information Included in “Time of Sale Information”

Title of securities:	Common Units

Total number of units offered:	20,000,000 Common Units

Public offering price:	$19.00 per Common Unit

Free Writing Prospectuses	Pricing Term Sheet dated November 10, 2011, relating to Preliminary Prospectus dated November 2, 2011, filed by the Trust and Chesapeake as a Free Writing Prospectus.

EXHIBIT A

FORM OF OPINION OF BRACEWELL & GIULIANI LLP

1. No consent, approval, authorization or order of, or filing with, any U.S. federal, New York, Delaware or Texas governmental agency or body or any court is required for (i) the execution, delivery and performance by the Trust and the Chesapeake Entities of the Operative Agreements to which the Trust or any of the Chesapeake Entities is a party, (i) the issuance and sale of the Offered Securities by the Trust or (iii) compliance by the Trust and the Chesapeake Entities with the terms and provisions of the Operative Agreements to which the Trust or any of the Chesapeake Entities is a party, other than (A) such as may be required under state securities or “Blue Sky” laws, as to which counsel need not provide an opinion, (B) such as have been obtained or made, or (C) such as, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the Trust or any of the Chesapeake Entities to consummate the Transactions.

2. None of (i) the execution, delivery and performance by the Trust and the Chesapeake Entities of the Operative Agreements to which the Trust or any of the Chesapeake Entities is a party, (ii) the issuance and sale of the Offered Securities by the Trust or (iii) compliance by the Trust and the Chesapeake Entities with the terms and provisions of the Operative Agreements to which the Trust or any of the Chesapeake Entities is a party, (A) will result in a violation of U.S. federal laws, the laws of the State of New York or the State of Texas, the Delaware General Corporation Law, the Delaware Limited Liability Company Act or the Delaware Limited Partnership Act, in each case, which are, in our experience, customarily applicable to securities offerings, (B) will result in a violation of any order of any governmental agency or body or any court having jurisdiction over the Trust or the Chesapeake Entities or any of their respective properties or (C) will result in a breach or violation of any of the terms and provisions of, or constitute a default under, any of the agreements or instruments filed as an exhibit to the Registration Statement or referenced as Exhibits 4.1 through 4.12, inclusive, Exhibits 10.1.1 through 10.1.15, inclusive, and Exhibits 10.2.2 through 10.3, inclusive, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010; and Exhibits 10.1.14 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, to which the Trust or any of the Chesapeake Entities is a party or by which the Trust or any of the Chesapeake Entities is bound or to which any of the properties of the Trust or the Chesapeake Entities is subject, except in the case of this clause (C) for such breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the Trust or any of the Chesapeake Entities to consummate the Transactions; provided, however, we express no opinion in this paragraph 2 with respect to compliance with the anti-fraud provisions of federal or state securities laws, rules or regulations or any other state or federal anti-fraud statute, rule or regulation.

3. Assuming the due authorization, execution and delivery by the parties thereto, the Registration Rights Agreement and the Administrative Services Agreement constitute valid and legally binding agreements of the parties thereto, enforceable against each of them in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4. The statements set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the captions “The Trust,” “Description of the Royalty Interests,” “Description of the Trust Agreement,” “Description of the Trust Units,” “U.S. Federal Income Tax Considerations,” “ERISA Considerations,” and “The Underlying Properties – Regulation,” insofar as they purport to constitute summaries of provisions of federal statutes, rules and regulations, or of any specific agreement or instrument, constitute complete and accurate summaries thereof in all material respects; and the descriptions of the Offered Securities contained in the Registration Statement, the Time of Sale Information and the Prospectus under the captions “The Trust,” “Description of the Trust Agreement” and “Description of the Trust Units” constitute accurate summaries as to legal matters of the terms of the Offered Securities in all material respects.

5. To our knowledge, neither the filing of the Registration Statement nor the offering or sale of the Offered Securities as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Offered Securities or other securities of the Trust.

6. The Registration Statement was declared effective under the Securities Act as of 4:00 p.m. EST on November 10, 2011; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule.

7. The Registration Statement, on the most recent Effective Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and as of the date hereof, appeared on their face to comply as to form, in all material respects, with the requirements of the Securities Act, except that, in each case, we express no opinion as to (i) any of the documents incorporated by reference in the Registration Statement or (ii) the financial statements and schedules and other financial and accounting data (including the notes thereto and auditors’ report thereon), the oil and gas reserve and related future net revenue data and the representations and warranties and the factual statements contained in the exhibits to the documents incorporated by reference therein, in each case included therein or incorporated by reference therein or excluded therefrom or included in or excluded from the exhibits to the documents incorporated by reference in the Registration Statement. To our knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to such Registration Statement which are not described and filed as required.

8. Neither the Trust, the Company nor any of its subsidiaries is, nor after giving effect to the offering and sale of the Offered Securities and the application of the net proceeds from such sale by the Trust, the Company and its subsidiaries, as described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds,” will be, an “investment company” or a company “controlled by” an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment” company within the meaning of the Investment Company Act of 1940, as amended.

9. The opinion letter of Bracewell & Giuliani LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion letter as if it were addressed to them.

Whenever an opinion that is based in part on factual matters is made “to our knowledge,” we have, with your approval, relied to the extent we deem appropriate on certificates of officers (after the discussion of the contents thereof with such officers) of the Company or the Trustee as to the existence or nonexistence of the factual matters upon which such opinion is predicated. We have no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.

In rendering the foregoing opinions, we have relied, without independent investigation, upon the opinions to you of Commercial Law Group, P.C., Henry J. Hood, Richards, Layton & Finger, P.A. and Andrews Kurth LLP dated as of even date herewith. Our opinions are limited in all respects to federal laws of the United States of America, the laws of the State of New York and the State of Texas, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Limited Partnership Act and, in reliance upon the opinion of Commercial Law Group, P.C., the laws of the State of Oklahoma. We express no opinion as to, and for the purposes of the opinions set forth herein, we have conducted no investigation of, the laws of any other jurisdiction. Furthermore, we express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local tax statutes to which the Company or the Trust may be subject.

Because the primary purpose of our engagement was not to establish or confirm factual matters or financial or accounting matters and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus and the documents incorporated by reference therein, we are not passing upon, have not independently verified and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus or the documents incorporated by reference therein, except to the extent specified in paragraph (3) above. Without limiting the foregoing, we assume no responsibility for, have not independently verified and have not been asked to comment on the accuracy, completeness or fairness of the financial statements and schedules or other financial and accounting data or oil and gas reserve and future net revenue data included in the Registration Statement, the Time of Sale Information or the Prospectus or the documents incorporated by reference therein, and we have not examined the accounting, financial or other records from which such financial statements and schedules, other financial and accounting data and oil and gas reserve and future net revenue data were derived. In addition, we are not experts with respect to any portion of the Registration Statement, the Time of Sale Information or the Prospectus. However, we have participated in conferences with officers and other representatives of the Trust and the Company, the independent registered public accounting firm and independent petroleum reserve engineers for the Trust and the Company, your representatives and your counsel at which the contents of the Prospectus, the Time of Sale Information and the Registration Statement and related matters were discussed. Based upon such participation and review, and relying, to the extent we deemed appropriate, as to materiality upon the factual statements of officers and other representatives of the Trust and the Company and of your representatives, we advise you that no facts have come to our attention that have caused us to believe that (i) any part of the Registration Statement (other than the financial statements and schedules and other financial or accounting data (including the notes thereto and auditor’s report thereon), oil and gas reserve and related future net revenue data and the representations and warranties and the factual statements in the exhibits thereto or to the documents incorporated by reference therein, in each case included therein or incorporated therein by reference, as to which we have not been asked to comment), at the time such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information (other than the financial statements and schedules and other financial or accounting data (including the notes thereto and auditor’s report thereon), oil and gas reserve and related future net revenue data and the representations and warranties and the factual statements in the exhibits to the documents incorporated by reference therein or incorporated therein by reference, as to which we have not been asked to comment), as of the Time of Sale and as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Prospectus (other than the financial statements and schedules and other financial or accounting data (including the notes thereto and auditor’s report thereon), oil and gas reserve and related future net revenue data and the representations and warranties and the factual statements in the exhibits to the documents incorporated by reference therein, in each case included therein or incorporated therein by reference, as to which we have not been asked to comment), as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iv) any of the documents incorporated by reference in the Registration Statement (other than the financial statements and schedules and other financial or accounting data (including the notes thereto and auditor’s report thereon), oil and gas reserve and related future net revenue data and the representations and warranties and the factual statements in the exhibits thereto, in each case included therein or incorporated therein by reference, as to which we have not been asked to comment), at the time such Registration Statement became effective or such document was filed with the Commission (or the time of filing of an amendment, if so amended or deemed amended), as the case may be, did not comply as to form in all material respects with the requirements of the Securities Act or Exchange Act, as the case may be.

EXHIBIT B

FORM OF OPINION OF COMMERCIAL LAW GROUP, P.C.

1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Oklahoma, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus.

2. Each of Chesapeake Exploration and Assignee has been duly organized and is in good standing under the laws of the State of Oklahoma, with power and authority (corporate and other) to own its property and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus; except where failure to be so qualified would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

3. Each of the Chesapeake Entities has all requisite power and authority to enter into each of the Operative Agreements to which it is a party. Each of the Operative Agreements to which a Chesapeake Entity is a party has been duly authorized, executed and delivered by the Chesapeake Entity party thereto.

4. The Trustee is not required to qualify to transact business or appoint an agent for service of process in the State of Oklahoma solely as a result of the Trust’s ownership of the Royalty Interests, and such ownership will not require the appointment of an ancillary trustee in the State of Oklahoma.

5. As of the Initial Closing Date, the Company, directly or through subsidiaries, owns 100% of the outstanding equity interests in Chesapeake Exploration and Assignee. All of such equity interests have been duly authorized and have been validly issued, and are fully paid and nonassessable. To the best of such counsel’s knowledge, the capital stock or similar equity interests of each of Chesapeake Exploration and Assignee owned by the Company, directly or through subsidiaries, are owned free from Liens.

6. Assuming the due authorization, execution and delivery of the Development Agreement by the Trust, the Development Agreement constitutes a valid and legally binding agreement of the parties thereto, enforceable against each of them in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7. The Term Conveyances have been duly authorized by Chesapeake Exploration and Assignee, and when duly executed by the proper officers, managers or members of Chesapeake Exploration and Assignee and delivered by Chesapeake Exploration to Assignee, will constitute valid and binding agreements of Chesapeake Exploration and Assignee enforceable against them in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and

(ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. The forms of the Term Conveyances to be filed are adequate and sufficient under the laws of the State of Oklahoma to transfer title to the Term Royalties to the Assignee and are in proper form for recording in the State of Oklahoma. Upon execution and delivery of the Term Conveyances by Chesapeake Exploration and Assignee and recordation thereof in the Office of the County Clerk in Washita County, Oklahoma where the Subject Interests are located, the Term Royalties should be treated as fully conveyed interests in real property under the laws of the State of Oklahoma. The warranty of title provided in Section 1.05 of the Term Conveyances is valid and enforceable under the laws of the State of Oklahoma. The recording of the Term Conveyances in the Office of the County Clerk in Washita County, Oklahoma where the Subject Interests are located will be sufficient to provide Assignee the protections afforded under the recordation laws of the State of Oklahoma and the Term Conveyances should not constitute executory contracts as such term is used in the federal bankruptcy code. The Company is not required to make any recordings or filings of the Term Conveyances under the laws of the State of Oklahoma other than those recordings or filings described herein.

8. The Assignment and Conveyance has been duly authorized by Assignee, and, when duly executed by the proper officers, managers or members of the Assignee and the Trust, and delivered by Assignee to the Trust, will constitute valid and binding agreements of Assignee and the Trust enforceable against them in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. The form of the Assignment and Conveyance to be filed is adequate and sufficient under the laws of the State of Oklahoma to transfer title to the Term Royalties to the Trust and are in proper form for recording in the State of Oklahoma. Upon execution and delivery of the Assignment and Conveyance by Assignee and Trustee and recordation thereof in the Office of the County Clerk in Washita County, Oklahoma where the Subject Interests are located, the Term Royalties should be treated as fully conveyed interests in real property under the laws of the State of Oklahoma. The warranty of title provided in Section 1 of the Assignment and Conveyance is valid and enforceable under the laws of the State of Oklahoma. The recording of the Assignment and Conveyance in the Office of the County Clerk in Washita County, Oklahoma where the Subject Interests are located will be sufficient to provide the Trust the protections afforded under the recordation laws of the State of Oklahoma and the Assignment and Conveyance should not constitute an executory contract as such term is used in the federal bankruptcy code. The Company is not required to make any recordings or filings of the Assignment and Conveyance under the laws of the State of Oklahoma other than those recordings or filings described herein.

9. The Perpetual Conveyances have been duly authorized by Chesapeake Exploration, and, when duly executed by the proper officers, managers or members of Chesapeake Exploration and the Trust, and delivered by Chesapeake Exploration to the Trust, will constitute valid and binding agreements of Chesapeake Exploration and the Trust enforceable against them in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. The forms of the Perpetual Conveyances to be filed are adequate and sufficient under the laws of the State of Oklahoma to transfer title to the Perpetual Royalties to the Trust and are in proper form for recording in the State of Oklahoma. Upon execution and delivery of the Perpetual Conveyances by Chesapeake Exploration and Trustee and recordation thereof in the Office of the County Clerk in Washita County, Oklahoma where the Subject Interests are located, the Perpetual Royalties should be treated as fully conveyed interests in real property under the laws of the State of Oklahoma. The warranty of title provided in Section 1.04 of the Perpetual Conveyances is valid and enforceable under the laws of the State of Oklahoma. The recording of the Perpetual Conveyances in the Office of the County Clerk in Washita County, Oklahoma where the Subject Interests are located will be sufficient to provide the Trust the protections afforded under the recordation laws of the State of Oklahoma and the Perpetual Conveyances should not constitute executory contracts as such term is used in the federal bankruptcy code. The Company is not required to make any recordings or filings of the Perpetual Conveyances under the laws of the State of Oklahoma other than those recordings or filings described herein.

10. The Drilling Support Mortgage, when filed of record in the real estate records maintained by the County Clerk of Washita County, Oklahoma in which the properties covered thereby are located, will be effective to create, in favor of the Trust, a valid and enforceable lien on the right, title and interest of Chesapeake Exploration in and to that portion of the properties covered thereby constituting real property described therein and will be valid and enforceable in accordance with its terms. The form of the Drilling Support Mortgage complies with the laws of the State of Oklahoma relating to filing and recordation, and the recording of the Drilling Support Mortgage in the real estate records maintained by the County Clerk of Washita County, Oklahoma will be adequate and legally sufficient under the laws of the State of Oklahoma for the purposes intended to be accomplished thereby. Once the Drilling Support Mortgage is so filed and recorded, no further or subsequent filing or refiling will be necessary in the State of Oklahoma in order to continue the existence or perfection of the lien referred to in this paragraph.

11. No approval, authorization, consent or other action by, or filing with, any governmental authority of the State of Oklahoma is required on the part of any Chesapeake Entity in connection with the (i) offering, issuance or sale by the Trust of the Trust Units as described in the Registration Statement, the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance of the Operative Agreements by the Trust or any of the Chesapeake Entities party hereto and thereto, or (iii) the consummation by the Trust or any of the Chesapeake Entities of the transactions contemplated by the Transaction Documents to which the any of the Trust and the Chesapeake Entities are a party, other than (A) approvals, authorizations, consents or other actions required under state securities or “Blue Sky” laws in the State of Oklahoma in connection with the purchase and distribution of the Units by the Underwriters, as to which such counsel need not provide an opinion, (B) such approvals, authorizations, consents or other actions that have been, or prior to the Initial Closing Date will be, obtained or made or (C) such approvals, authorizations, consents or other actions that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the Trust or any of the Chesapeake Entities to consummate the Transactions provided for in the Transaction Documents.

12. None of (i) the offering, issuance and sale of the Trust Units by the Trust, (ii) the execution, delivery and performance by the Trust and the Chesapeake Entities of the Operative Agreements to which the Trust or any of the Chesapeake Entities are a party, or (iii) the consummation by the Trust and any of the Chesapeake Entities of the Transactions contemplated by the Transaction Documents to which any of the Trust and the Chesapeake Entities are a party (A) conflicts or will conflict with the organizational documents of the Company, Chesapeake Exploration and Chesapeake Operating, (B) will result in a breach or violation of any of the terms and provisions of, constitute a default under, or result in the imposition of a lien under, any of the agreements or instruments referenced as Exhibits 3.1.2 through 3.1.5, inclusive, and Exhibit 10.2.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, or (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction known to such counsel of any Oklahoma court or governmental agency or body directed to any of the Trust or Chesapeake Entities or any of their respective properties or assets in a proceeding to which any of them or their respective properties or assets is a party or is bound, except in the case of clauses (B) and (C) for any breach, default or violation that would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Trust and the Chesapeake Entities to consummate the Transactions provided for in the Transaction Documents; provided, however, we express no opinion with respect to compliance with the provisions of (a) any securities laws, rules or regulations or (b) any anti-fraud statute, rule or regulation of the State of Oklahoma.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of the Trustee and officers and other employees of the Chesapeake Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that their opinion is limited to the laws of the State of Oklahoma, (iv) state that they have relied, without independent investigation, upon the opinions to the Underwriters of Richards, Layton & Finger, P.A. and Andrews Kurth LLP dated as of even date herewith, (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local tax statutes to which the Chesapeake Entities or the Trust may be subject, and (vi) with respect to the existence of any Lien for which a financing statement under the Uniform Commercial Code of any state is on file, such counsel’s opinion is based solely upon such counsel’s review of a specific search of the office of the County Clerk of Oklahoma County, Oklahoma (each of which shall be as of a date not more than 10 days prior to such Closing Date and shall be provided to counsel to the Underwriters).

EXHIBIT C

FORM OF OPINION OF RICHARDS, LAYTON & FINGER, P.A.

1. The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq. (the “Act”), and all filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a statutory trust have been made.

2. Under the Act and the Trust Agreement, the Trust has the trust power and authority to (i) own its property and conduct its business, all as described in the Registration Statement, the Time of Sale Information, the Prospectus and the Trust Agreement, and (ii) issue the Trust Units, and to execute, deliver and perform its obligations under the Operative Agreements to which the Trust is a party (“The Trust Documents”).

3. The Trust Agreement constitutes a legal, valid and binding obligation of the Company, Chesapeake Exploration and the Trustees, and is enforceable against the Company, Chesapeake Exploration and the Trustees, in accordance with its terms.

4. The Trust Units have been duly authorized for issuance by the Trust and upon issuance will constitute valid and, subject to the qualifications set forth in paragraph 7 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

5. The Trust Documents have been duly authorized by the Trust.

6. Neither the execution, delivery and performance by the Trust of the Underwriting Agreement (including the issuance of Common Units pursuant thereto) and the Trust Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, (i) requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State of the State of Delaware pursuant to the Trust Agreement, or (ii) violates the Trust Agreement, the Certificate of Trust or any law, rule or regulation of the State of Delaware applicable to the Trust.

7. Under the Act, the Trust Unitholders, as beneficial owners of the Trust, are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust Unitholders may be obligated to make payments as set forth in the Trust Agreement.

EXHIBIT D

FORM OF OPINION OF ANDREWS KURTH LLP

1. Assuming the due authorization by the Trust of the Operative Agreements to which the Trust is party, the Operative Agreements to which the Trust is party have been validly executed and delivered by the Trust.

2. The Trust Agreement has been duly authorized and validly executed and delivered by the Trustee.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of the Trustee and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine and (iii) state that such opinion is limited to matters governed by the laws of the State of Delaware, New York and federal law.

EXHIBIT E

FORM OF OPINION OF HENRY J. HOOD

Subject to the assumptions, qualifications and explanations set forth herein, it is my opinion that there are no legal or governmental proceedings pending or threatened to which the Trust, the Company or its subsidiaries is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus but are not so described as required by the Securities Act or the Exchange Act.